UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2023

HUMBL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	27-1296318
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 W. Broadway
Suite 1450
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HMBL	OTC Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2023, the registrant, HUMBL, Inc. (“HUMBL”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Pacific Lion LLC (“Pacific Lion”). Pursuant to the Purchase Agreement, Pacific Lion agreed to purchase shares of to-be-created Series C Preferred Stock (“Series C Stock”) in accordance with a set funding schedule. Pacific Lion agreed to purchase $300,000 in Series C Stock for each month from October 2023 through March 2024, as well as purchase an additional $240,000 in Series C Stock for the month of November 2023. Under the terms of the Purchase Agreement, HUMBL and Pacific Lion also entered into an Investor Rights Agreement.

In accordance with the terms of the Purchase Agreement and the Investors Rights Agreement, (i) 20,000 shares of Series C Stock have been designated that have no voting rights and that have mandatory conversion upon HUMBL listing on a national exchange within two years from the date the first Series C Stock is first issued and voluntary conversion if such shares are not listed on a national exchange but not earlier than the end of such two year period and in each case at a 25% discount from the listing price and public trading price, respectively, (ii) a prohibition on variable discount rate financings with any new investors, (iii) a 12-month lock-up/leak-out agreement for holders of the Series C Stock s that will take effect subsequent to HUMBL uplisting on a national exchange and (iv) registration rights after conversion of the Series C Stock following an uplist of HUMBL’s common stock to a national exchange.

The foregoing description of the Purchase Agreement, the Investor Rights Agreement and the Series C designation under the HUMBL’s Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the Investor Rights Agreement and the Certificate of Designation which are filed as Exhibits 10.,1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

HUMBL issued a press release addressing the terms of the Purchase Agreement, the Investor Rights Agreement and the Series C Certificate of Designation which is attached hereto as Exhibit 99.1.

In addition, HUMBL entered into a Letter Agreement dated October 9, 2023, providing Pacific Lion with a right of first refusal prior to issuing any shares of HUMBL’s common stock in connection with HUMBL’s debt consolidation efforts. The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement filed as Exhibit 10.4 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Securities Purchase Agreement dated October 3, 2023 between HUMBL and Pacific Lion LLC
10.2	Investor Rights Agreement dated October 11, 2023, between HUMBL and Pacific Lion LLC
10.3	Certificate of Designation
10.4	Letter Agreement dated October 9, 2023 between HUMBL and Pacific Lion LLC
99.1	Press Release Dated October 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, HUMBL has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 13, 2023	HUMBL, Inc.

	By:	/s/ Brian Foote
Brian Foote
President and CEO